Exhibit 99.1

Selectica Announces Fourth Quarter and Full Year Fiscal 2008 Financial Results

SAN JOSE, Calif., May 12—Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced financial results for the fourth quarter and full fiscal year ended March 31, 2008.

Revenue for the fourth quarter of fiscal 2008 was $3.0 million, a 5% increase compared to $2.8 million for the same period in the previous year. Net loss for the quarter was $2.5 million, or $(0.09) per share, compared to a net loss of $4.9 million, or $(0.17) per share, in the fourth quarter of fiscal 2007. Non-GAAP net loss for the fourth quarter of fiscal 2008 was $2.4 million, or $(0.08) per diluted share, compared to non-GAAP net loss of $2.5 million, or $(0.09) per diluted share, for the same period of the prior year. Non-GAAP results exclude restructuring charges, patent litigation settlement expense, and stock option investigation expense of $168,000 for the fourth quarter of fiscal 2008 and $2.4 million for the fourth quarter of fiscal 2007.

For the full year fiscal 2008, Selectica reported revenue of $16.0 million, a 9% increase compared to $14.7 million for the full year fiscal 2007. Net loss for the full year fiscal 2008 was $23.9 million, or $(0.84), compared to a net loss of $20.9 million, or $(0.70) for the full year fiscal 2007. Non-GAAP net loss for the full year fiscal 2008 was $2.8 million, or $(0.10) per share, compared to a non-GAAP net loss of $12.3 million, or $(0.41) per share, for the full year fiscal 2007. Non-GAAP results exclude restructuring charges, patent litigation settlement expense, and stock option investigation expense of $21.1 million for the full year fiscal 2008 and $8.6 million for the full year fiscal 2007.

“Our fourth quarter results did not meet our expectations,” said Robert Jurkowski, Chairman and Chief Executive Officer of Selectica. “We had transitions in the leadership within both of our business units and were unable to recognize revenue from a significant contract. However, we did form a landmark alliance with one of the largest global management consulting and technology services companies to jointly take our products to targeted global companies in the life sciences industry. Last quarter we signed a significant contract with one of the world’s leading pharmaceutical companies and the revenue will be recognized over the next several quarters.”

“We have refocused both our contract management and sales configuration business units, significantly reduced our operating expenses and are developing relationships with key partners to extend our market presence,” continued Jurkowski. “Together with our market leading products and excellent customer base, I believe Selectica is in an excellent position to increase value for its customers and build value for its shareholders.”

Financial Highlights

•

Selectica entered into a global alliance agreement with a leading global management consulting, technology services and outsourcing company to offer a joint, comprehensive contract lifecycle management (CLM) solution targeted for life science companies wanting to streamline the management of revenue cycle contracts.

•

In the fourth quarter, Selectica signed a contract with one of the world’s largest pharmaceutical companies to provide its Contract Performance Management solution to address the company’s needs related to its Managed Market Offers and Contract agreements. Selectica also signed its first contract with a retail banking institution.

•	Sales configuration license and services revenues represented 62% and contract management solutions represented 38% of total revenues in the fourth quarter of fiscal 2008.

•	Consolidated gross margins were 62% in the quarter compared with 44% in the fourth quarter of fiscal 2007.

•

Operating expenses declined 6% for the fourth quarter of fiscal 2008 compared with the same period in the previous year. For the fiscal year 2008, operating expenses were 22% lower compared with the fiscal year 2007.

•	At March 31, 2008, Selectica had $35.2 million in cash, cash equivalents and investments.

Business Outlook

Selectica’s fiscal 2009 guidance for the 12 month period ending March 31, 2009 is for revenue of approximately $25 million and net income of 8% to 10% of revenue. The company expects to become profitable on a quarterly basis during the second half of fiscal 2009.

Selectica will host a conference call to discuss its financial results and operational highlights today at 5:00 p.m. EDT (2:00 p.m. PDT). To access the conference call by phone, dial (800) 218-0204. The conference call will also be webcast live via the Internet, and can be accessed on the investor relations section of the Company’s website (http://www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.

About Selectica, Inc.

Selectica, Inc. (Nasdaq: SLTC) provides enterprise-class software solutions for sales configuration and contract lifecycle management. Selectica’s contract management software solutions enable companies to manage critical business functions including contract administration, sourcing, procurement, governance, sales, revenue recognition, healthcare, and provide enterprise-wide visibility to key stakeholders such as General Counsel and executive management. Selectica’s Sales Configuration Solutions simplify and automate the configuration, pricing, and quoting of complex products and services. For over 10 years, Selectica has helped its customers generate substantial savings. Selectica customers represent leaders in manufacturing, technology, finance, retail, real estate, insurance, healthcare, semiconductor and telecommunications, including: ABB, ADP, Accenture, Bell Canada, Cisco, Covad Communications, Fujitsu, General Electric, Fireman’s Fund Insurance Company, Host Hotels, IBM, Juniper Networks, Reliance Industries, Rockwell Automation, Tellabs, and Walt Disney. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Forward Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of Selectica products including the contract management and sales configuration products, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) and potential regulatory inquiries and litigation relating to the review of past stock granting practices and the related restatement of the Company’s financial statements and (iv) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in other reports filed by Selectica with the Securities and Exchange Commission.

Contact:

Investor Contact: Scott Wilson, 415-785-7945, IR@selectica.com

Media Contact: Tom Woolf, 415-259-5638, PR@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Revenues:
License	$106	$169	$4,588	$1,369
Services	2,880	2,680	11,415	13,352

Total revenues	2,986	2,849	16,003	14,721

Cost of revenues:
License	73	50	255	1,112
Services	1,076	1,544	3,946	7,558

Total cost of revenues	1,149	1,594	4,201	8,670

Gross profit	1,837	1,255	11,802	6,051

Operating expenses:
Research and development	1,303	1,426	5,041	7,358
Sales and marketing	1,797	1,811	6,655	6,868
General and administrative	1,440	1,590	5,426	7,761
Litigation settlement	72	—	16,274	—
Restructuring	28	221	1,193	6,005
Professional fees related to stock option investigation	68	2,157	3,613	2,639

Total operating expenses	4,708	7,205	38,201	30,631

Operating loss	(2,871)	(5,950)	(26,399)	(24,580)
Interest and other income, net	372	1,109	2,859	3,742

Loss before provision for income taxes	(2,499)	(4,841)	(23,540)	(20,838)
Provision for income taxes	49	20	361	106

Net loss	$(2,548)	$(4,861)	$(23,901)	$(20,944)

Basic and diluted net loss per share	$(0.09)	$(0.16)	$(0.84)	$(0.70)

Weighted average shares outstanding for basic and diluted net loss per share	28,585	29,995	28,457	29,995

SELECTICA, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding restructuring costs, option investigation fees and litigation reserves and payments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Revenues:
License	$106	$169	$4,588	$1,369
Services	2,880	2,680	11,415	13,352

Total revenues	2,986	2,849	16,003	14,721

Cost of revenues:
License	73	50	255	1,112
Services	1,076	1,544	3,946	7,558

Total cost of revenues	1,149	1,594	4,201	8,670

Gross profit	1,837	1,255	11,802	6,051

Operating expenses:
Research and development	1,303	1,426	5,041	7,358
Sales and marketing	1,797	1,811	6,655	6,868
General and administrative	1,440	1,590	5,426	7,761

Total operating expenses	4,540	4,827	17,122	21,987

Operating loss	(2,703)	(3,572)	(5,320)	(15,936)
Interest and other income, net	372	1,109	2,859	3,742

Loss before provision for income taxes	(2,330)	(2,463)	(2,461)	(12,194)
Provision for income taxes	49	20	361	106

Non-GAAP net loss	$(2,380)	$(2,483)	$(2,821)	$(12,300)

Basic and diluted non-GAAP net loss per share	$(0.08)	$(0.08)	$(0.10)	$(0.41)

Weighted average shares outstanding for basic and diluted non-GAAP net loss per share	28,585	29,995	28,457	29,995

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Selectica uses non-GAAP measures of operating results, net loss and loss per share, which are adjusted to exclude certain costs, expenses, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with generally accepted accounting principles in the United States.

SELECTICA, INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
GAAP net loss	$(2,548)	$(4,861)	$(23,901)	$(20,944)
Non-GAAP adjustments:
Litigation settlement	72	—	16,274	—
Restructuring	28	221	1,193	6,005
Professional fees related to stock option investigation	68	2,157	3,613	2,639

Non-GAAP net loss	$(2,380)	$(2,483)	$(2,821)	$(12,300)

Basic and diluted non-GAAP net loss per share	$(0.08)	$(0.08)	$(0.10)	$(0.41)

Weighted average shares outstanding for basic and diluted non-GAAP net loss per share	28,585	29,995	28,457	29,995

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2008	March 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$22,137	$30,165
Short-term investments	13,076	27,285
Accounts receivable	1,330	1,778
Prepaid expenses and other current assets	919	567

Total current assets	37,462	59,795
Property and equipment, net	2,185	1,992
Intangible assets	102	309
Other assets	491	531
Long-term investments	—	1,009

Total assets	$40,240	$63,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$—
Accounts payable	518	3,014
Current portion of accrual for restructuring liability	1,937	3,043
Accrued payroll and related liabilities	740	920
Other accrued liabilities	735	1,324
Deferred revenue	1,984	2,251

Total current liabilities	6,700	10,552

Accrual for restructuring liability, net of current portion	924	2,653
Note payable to Versata	5,113	—
Other long-term liabilities	245	518

Total liabilities	12,982	13,723

Stockholders’ equity	27,258	49,913

Total liabilities and stockholders’ equity	$40,240	$63,636

7

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net loss	$(23,901)	$(20,944)
Adjustments:
Depreciation	449	654
Amortization	207	207
Noncash charge for litigation settlement	6,118	—
Loss on disposal of property and equipment	(20)	1,091
Stock based compensation	1,470	1,265
Changes in assets and liabilities:
Accounts receivables	448	1,465
Prepaid expenses and other current assets	(352)	1,692
Other assets	40	(20)
Accounts payable	(2,496)	1,363
Accrual for restructuring liability	(2,835)	5,843
Accrued payroll and related liabilities	(180)	(511)
Other accrued liabilities and long-term liabilities	(842)	(1,862)
Deferred revenue	(267)	199

Net cash used in operating activities	(22,161)	(9,558)

Cash flows from investing activities:
Purchase of capital assets	(558)	(1,371)
Proceeds from sale of fixed assets	22	40
Proceeds and investment in restricted investments	150	—
Purchase of short-term investments	(55,272)	(42,674)
Proceeds from maturities of short-term investments	69,663	76,854
Proceeds from maturities of long-term investments	1,009	1,921

Net cash provided by investing activities	15,014	34,770

Cash flows from financing activities:
Principal payments on note payable to Versata	(239)	—
Purchase of treasury stock	(246)	(7,851)
Proceeds from issuance of common stock	—	176

Net cash used in financing activities	(485)	(7,675)

Effect of exchange rate changes on cash	(396)	—
Net increase (decrease) in cash and cash equivalents	(8,028)	17,537
Cash and cash equivalents, beginning of period	30,165	12,628

Cash and cash equivalents, end of period	$22,137	$30,165